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                              THIRD AMENDMENT TO
                      ADMINISTRATIVE SERVICES AGREEMENT


        Banyan Management Corp. (the "Corporation") and Legend Properties, Inc., f/k/a Banyan Mortgage Investment Fund (the "Fund") hereby agrees as follows:

        1.      Recitals.

        (a) The Corporation and the Fund executed and delivered a certain Administrative Services Agreement dated as of February 27, 1994 (the "ASA").

        (b) The Corporation and the Fund amended the ASA by the execution and delivery of that certain First Amendment to Administrative Services Agreement dated December 31, 1996 (the "First Amendment").

        (c) The Corporation and the Fund further amended the ASA by execution and delivery of that certain Second Amendment to Administrative Services Agreement dated February 28, 1997 (the "Second Amendment"). (The ASA, The First Amendment and the Second Amendment are hereinafter collectively referred to as the "Agreements").

        (d) The Corporation and the Fund desire to further amend the Agreements on the terms and conditions herein set forth.

        (e) Capitalized terms used herein and not otherwise defined shall have the same meanings as ascribed to such terms in the Agreements.

        2.      Termination Escrow

        (a) Pursuant to Paragraph 10 of the ASA, the Fund hereby gives notice to the Corporation that the Fund has elected to extend the termination of the ASA from March 31, 1997, as was provided for in the Second Amendment, to April 30, 1997 (the "April 30 Extension").

        (b) Notwithstanding the Second Amendment, as soon as practicable after April 1, 1997, the Fund shall deposit into an escrow (the "Termination Fee Escrow"), which shall be governed by the escrow agreement attached hereto as Exhibit "A", a sum equal to the Termination Fee in accordance with Paragraph 11 of the ASA, in the amount of $368,000.

        (c) Upon execution and delivery of the Termination Fee Escrow Agreement, and deposit of the aforesaid sum in the Termination Fee Escrow, the Corporation shall comply with the provisions of Paragraph 12 of the ASA by, among other things, delivering the Fund's books and records to the Fund at the direction and expense of the Fund.

        3.      Employment of Certain Persons.

        (a) From and after the date hereof and until April 30, 1997 (the "Extended Transition Period"), the Fund shall continue to bear 100% of the Corporation's employment costs (at forty hours per week) of each of the following persons (the "Transition Employees"): Roger Baker, Janell Hofstetter, Edward Podboy and Robert Cavoto at the hourly rate ascribed to each of the Transition Employees previously set forth on Schedule A attached to the First Amendment.



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        (b)     In the event the Fund, prior to the end of the Extended
Transition Period, shall enter into an employment agreement with any of the Transition Employees pursuant to which such Transition Employee shall waive, in writing, any claim such Transition Employee may have against the Corporation for severance pay, then, with respect to such Transition Employee, the Corporation shall reduce that portion of the Termination Fee attributable to such Transition Employee's severance pay, as more fully set forth on Schedule B previously attached to the First Amendment, and such amount shall be paid from the Termination Fee Escrow to the Fund.

        4. Virginia and Maryland Offices. During the Extended Transition Period, the Fund will continue to bear 100% of the employment and all related costs for the maintenance and operation of the Corporation's Virginia and Maryland offices and shall reimburse the Corporation therefore. At the end of the Extended Transition Period, the Fund shall assume all such obligations directly, and shall indemnify and hold the Corporation harmless from and against all claims, damages, liabilities, costs and expenses associated with such offices from and after December 31, 1996, including, without limitation, rent, salaries, benefits and severance costs.


        5. Retainer. The obligation of the Fund to deposit the Retainer with the Corporation, as described in Paragraph 5 of the First Amendment, shall continue during the Extended Transition Period.

        6. Reaffirmation. Except as specifically amended by the terms and conditions hereof, each of the Corporation and the Fund hereby reaffirms, readopts and ratifies the ASA, the First Amendment and the Second Amendment.


        Executed as of the 31st day of March, 1997.


THE FUND:                               THE CORPORATION:

Legend Properties, Inc., f/k/a          Banyan Management Corp.
Banyan Mortgage Investment Fund


By:                                     By:
   -------------------------------         --------------------------------
        Title:  President                       Title:  Vice President









                                      2

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                                 EXHIBIT "A"



                       TERMINATION FEE ESCROW AGREEMENT


        Banyan Management Corp., an Illinois corporation (the "Corporation"); Legend Properties, Inc., a Delaware corporation, formerly known as Banyan Mortgage Investment Fund (the "Fund") and First American Title Insurance Company (the "Escrow Agent") agree as follows:

1.      Recitals.

        (a) The Corporation and the Fund are parties to a certain Administrative Services Agreement dated February 27, 1994, which has, from time to time, been amended (the "Agreements").

        (b) The Fund is currently a party to certain litigation pending in The Chancery Court of the State of Delaware in and for New Castle County (the "Court"), which litigation is styled: In
                Re: Banyan Mortgage Investment Fund Shareholders Litigation; Consolidated C.A. No. 15287 (the "Shareholder Litigation")

        (c) The Corporation and the Fund desire to establish this Escrow to hold and dispose of certain funds and common stock which are the subject matter of the Agreements, pending a resolution of the Shareholder Litigation.

        (d) Capitalized terms used herein and not otherwise defined shall have the same meanings as ascribed to such terms in the Agreements.

2.      Deposit.

        (a) Contemporaneously with the execution hereof, the Fund has deposited into this Escrow:

                (i) Three hundred Sixty Eight Thousand Dollars ($368,000 U.S.) (the "Termination Fee") and

                (ii) two assignments separate from certificate whereby the Fund has assigned, in blank, all of the shares of stock it owns in the Corporation (the "Assignments").

The Termination Fee and the Assignments are herein collectively referred to as the "Deposit."

        (b) Escrow Agent acknowledges receipt of the Deposit and agrees to hold the same for the benefit of the parties hereto, subject to the conditions hereof. The Termination Fee shall be invested in an interest bearing account, with the interest paid not less often than quarterly to the Corporation. The Corporation's FEIN is 36-3697595.

3.      Reduction of Termination Fee.

        From time to time the Fund may deposit with the Escrow Agent, subject to the reasonable written consent of the Corporation, waiver agreements executed by former employees of the Corporation (Edward Podboy, Robert Cavoto, Roger Baker and Janell Hofstetter) evidencing the agreement of any such employee to waive any portion of severance pay that may be due to him or her. The amount reflected in such waiver, which amount, with respect to each such employee, shall not exceed the amounts set forth on Schedule A attached hereto, shall then be paid from the Termination Fee to the Fund, and the Termination Fee, for all purposes hereof, shall be the reduced amount.






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4.      Termination of Escrow.

        This Escrow shall terminate ("Escrow Termination") on the first to occur of the following events:

        (a) Final approval by the Court of a Settlement of the Shareholder Litigation and the expiration of all applicable appeal periods as certified by litigation counsel for the Fund, Shefsky & Froelich, Ltd.

        (b) Final adjudication of the Litigation and the expiration of all applicable appeal periods as certified by litigation counsel for the Fund, Shefsky & Froelich, Ltd.

        (c)  December 31, 1999.

5.      Disposition of Deposit.

        Upon Escrow Termination, the Deposit shall be delivered to the Corporation, except in the event the Court has ordered that the Merger Transaction between Banyan Mortgage Investment Fund and RGI U.S. Holdings, Inc., consummated on December 31, 1996, be unwound or rendered void ab initio, in which event the Deposit shall be returned to the Fund. Interest on the Deposit shall always be governed by Paragraph 2(b).

6.      Fees.

        Escrow Agent shall be paid an initial investment fee of $75.00; an Escrow Fee of $300.00 and a quarterly fee in connection with this Escrow of $50.00, payable in advance. The Escrow Fee shall cover the period through December 31, 1998, and shall be charged at the rate of $150.00 annually thereafter, payable in advance. Escrow Agent acknowledges receipt of the sum of $375.00 on the date hereof in respect of the investment fee and the Escrow Fee. Corporation and the Fund agree, between themselves, to equally share this fee, and Escrow Agent shall invoice them accordingly. In addition, Escrow agent shall, in the same proportion, be reimbursed for any reasonable out-of-pocket costs incurred.

7.      Notices.

        Any notice pursuant hereto shall be sent by fax, overnight courier or hand delivery and shall be effective on the first business day after sending. Notices shall be addressed as follows:

        To the Corporation:  Leonard G. Levine
                             Banyan Management Corp.
                             150 South Wacker Drive, Suite 2900
                             Chicago, IL 60606
                             (312) 553-9800
                             Facsimile: (312) 553-0450

        With a copy to:      Robert G. Higgins
                             150 South Wacker Drive, Suite 2900
                             Chicago, IL 60606
                             (312) 553-9800
                             Facsimile: (312) 553-0450

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        To the Fund:            Kenneth L. Uptain
                                President
                                Legend Properties, Inc.
                                U.S. Bank Centre, 1420 5th Avenue
                                42nd Floor
                                Seattle, WA 98101-2333
                                (206) 464-0200
                                Facsimile:  (206) 448-0404

        With a copy to:         Michael J. Choate
                                Shefsky & Froelich, Ltd.
                                444 North Michigan Avenue
                                Chicago, IL 60611
                                (312) 836-4066
                                Facsimile:  (312) 527-5921

        To Escrow Agent:        Joyce Lance
                                First American Title Insurance Company
                                Suite 310
                                30 N. LaSalle Street
                                Chicago, IL 60602
                                (312) 553-0471
                                Facsimile:  (312) 553-0480

        8.

        The parties have executed this Escrow Agreement on the _________ day of April, 1997, but effective as of March 31, 1997.

THE FUND:                               THE CORPORATION:

Legend Properties, Inc., f/k/a          Banyan Management Corp.
Banyan Mortgage Investment Fund


By:___________________________________  By:__________________________
     Title: President                       Title: Vice President


ESCROW AGENT:

First American Title Insurance Company


By:___________________________________
     Title: Vice President



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                                  SCHEDULE A


                     Edward Podboy                 79,500
                     Robert Cavoto                 37,389
                     Roger Baker                   42,745
                     Janell Hofstetter             15,450